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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                                JANUARY 10, 1996
                Date of Report (Date of earliest event reported):

                             CENTRAL BANCORPORATION
             (Exact name of registrant as specified in its charter)

                                   WASHINGTON
                 (State or other jurisdiction of incorporation)

           0-16356                          91-1203145
   (Commission File Number)        IRS Employer Identification No.

                                301 NORTH CHELAN
                           WENATCHEE, WASHINGTON 98801
               (Address of principal executive offices) (zip code)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:      (206) 663-0733


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ITEM 5 - OTHER EVENTS

        On January 10, 1996, Central Bancorporation ("Bancorporation"), Wenatchee, Washington and its subsidiaries Central Washington Bank and North Central Washington Bank ("Bank Subsidiaries") entered into an Agreement and Plan of Mergers ("Merger Agreement") with InterWest Bancorp, Inc. ("InterWest"), Oak Harbor, Washington and InterWest's subsidiary, InterWest Savings Bank, pursuant to which Bancorporation will be merged into InterWest. The Merger Agreement provides that Bancorporation's common stock will be exchanged for shares of InterWest common stock pursuant to a specified exchange ratio. The aggregate value of the consideration is approximately $34.5 million, subject to adjustments.

        In connection with the Merger Agreement, Bancorporation and InterWest entered into a Stock Option Agreement dated January 10, 1996 ("Option Agreement") whereby Bancorporation granted InterWest an option to purchase 201,898 shares of Bancorporation's common stock at a price of $26.00 per share (such number of shares and price being subject to adjustment), under the circumstances, terms and conditions set forth in the Option Agreement. The Option Agreement is exercisable upon the occurrence of certain events, including
(i) the acquisition by a third party of securities representing 15% or more of the voting shares of Bancorporation, (ii) the sale of 20% or more of the assets or deposits of Bancorporation and the Bank Subsidiaries, (iii) the issuance, sale or other disposition of securities representing 20% or more of the voting power of Bancorporation or the Bank Subsidiaries; or (iv) the agreement between Bancorporation and a third party to engage in a merger or consolidation.

        Consummation of the acquisition is subject to several conditions, including receipt of applicable regulatory approval and approval by Bancorporation's and InterWest's shareholders. For information regarding the terms of the proposed transaction, reference is made to the Merger Agreement, Option Agreement and the press release dated January 11, 1996, which are attached hereto as Exhibits 2, 10 and 99, respectively, and incorporated herein by reference.

ITEM 7 - FINANCIAL STATEMENTS AND EXHIBITS

        (a)    Financial statements - not applicable.

        (b)    Pro forma financial information - not applicable.

        (c)    Exhibits:

                      (2)    Plan and Agreement of Mergers dated January
                             10, 1996

                      (10)   Stock Option Agreement dated January 10, 1996

                      (99)   Joint Press Release issued by Bancorporation
                              and InterWest

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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

        Dated: January 10, 1996

                                              CENTRAL BANCORPORATION


                                              By /s/ Joseph E. Riordan
                                                 --------------------------
                                                 Joseph E. Riordan,Treasurer
                                                   and Assistant Secretary


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